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                                                           EXHIBIT 23.1

                    CONSENT OF INDEPENDENT AUDITORS

MONSANTO COMPANY:

  We consent to the incorporation by reference in Monsanto Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197, 33-21030, 33-39704, 33-39705, 33-39706, 33-39707, 33-49717,
33-53363, 33-53365 and 33-53367) and on Form S-3 (No. 33-46845) of our
opinion dated March 13, 1995 (relating to the financial statements of the Kelco Division of Merck & Co., Inc.), appearing on page 3 of this Form 8-K/A of Monsanto Company.

DELOITTE & TOUCHE LLP

Saint Louis, Missouri
March 28, 1995


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